SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]

Preliminary Proxy Statement

[   ]

Confidential, for Use of the Commission Only

(as permitted by Rule 14a-6(e)(2))

[X]

Definitive Proxy Statement

[   ]

Definitive Additional Materials

[   ]

Soliciting Material Pursuant to Section 240.14a-12

REHABCARE GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]

No fee required.

[   ]

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

Proposed maximum aggregate value of transaction:

(5)

Total Fee paid:

[   ]

Fee paid previously with preliminary materials.

[   ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount Previously Paid:

(2)

Form, Schedule or Registration Statement No.:

(3)

Filing Party:

(4)

Date Filed:

7733 Forsyth Boulevard

Suite 2300

St. Louis, Missouri 63105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

MAY 5, 2009

Dear Stockholder:

The officers and directors of RehabCare Group, Inc. (the “Company”) cordially invite you to attend the annual meeting of stockholders to be held at the Pierre Laclede Center, Second Floor, 7733 Forsyth Boulevard, St. Louis, Missouri 63105, on May 5, 2009 at 8:00 a.m., Central Time, for the following purposes:

1.

To elect eight directors to hold office until the next annual meeting or until their successors shall have been duly elected or appointed and qualified; and

2.

To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

3.

To transact any and all other business that may properly come before the annual meeting or any adjournment thereof.

The Board of Directors encourages you to vote FOR Proposals 1 and 2.  Only stockholders of record at the close of business on March 5, 2009, are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting. Under Securities and Exchange Commission (“SEC”) rules, we have elected to deliver our proxy materials to stockholders over the Internet. This new delivery process will allow us to provide stockholders with the information they need, while lowering our cost of delivery. On March 25, 2009, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access our 2009 proxy statements and 2008 annual report. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. Our proxy statement is attached. Financial and other information concerning the Company is contained in our annual report to stockholders for the year ended December 31, 2008. This proxy statement and our 2008 annual report are available on our website at www.rehabcare.com

Your vote is important.  Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy over the Internet, by telephone or by mail. Voting by proxy by any of these means will not affect your right to vote in person should you later decide to attend the annual meeting.

Sincerely,

Patricia S. Williams

Senior Vice President, General Counsel &
Corporate Secretary

March 25, 2009

7733 Forsyth Boulevard

Suite 2300

St. Louis, Missouri 63105

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 5, 2009

_________________

GENERAL INFORMATION

This proxy statement is furnished to the stockholders of RehabCare Group, Inc. in connection with our solicitation of proxies for use at the annual meeting of stockholders to be held at the Pierre Laclede Center, 7733 Forsyth Boulevard, Second Floor, St. Louis, Missouri 63105, on May 5, 2009 at 8:00 a.m., Central Time, and at all adjournments thereof, for the purposes set forth in the preceding notice of annual meeting of stockholders.

Under Securities and Exchange Commission (“SEC”) rules, we have elected to make our proxy materials available to stockholders over the Internet rather than mailing paper copies of those materials to stockholders. On March 25, 2009, we mailed a Notice of Intent Availability of Proxy Materials (“Notice”) to our stockholders, directing them to the website where they can access our 2009 proxy statement and 2008 annual report and view instructions on how to vote online or by telephone. If you received the Notice only and would like to receive a paper copy of the proxy materials, please follow the instructions on the Notice to request that a paper copy be mailed.

The proxy set forth on the accompanying proxy card is being solicited by our Board of Directors. All proxies will be voted in accordance with the instructions contained in the proxy. If no direction is specified in the proxy, duly submitted proxies will be voted for the election of the eight directors nominated by our Board of Directors in Proposal I and in favor of the ratification of KPMG LLP as our independent registered public accounting firm in Proposal II. A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated proxy card with our corporate secretary at our principal offices or by attending the annual meeting and voting the shares in person. Attendance alone at the annual meeting will not revoke your proxy. If you voted online or by telephone and wish to change your vote, you may call the toll-free number or go to the Internet site, as applicable depending on the manner in which you previously voted, and follow the directions for changing your vote. Proxies that are properly submitted, timely received and not revoked will be voted in the manner indicated thereon at the annual meeting and any adjournment thereof.

We will bear the entire expense of soliciting proxies. Proxies initially will be solicited via the Internet. Our directors, executive officers and employees may also solicit proxies personally or by telephone or other means, but we will not compensate these persons for providing those solicitation services.

Only our stockholders of record at the close of business on March 5, 2009, are entitled to notice of, and to vote at, the annual meeting. On this date, there were 18,398,380 shares of our common stock, $0.01 par value, outstanding, including 706,498 shares of unvested restricted stock.

Each outstanding share of our common stock on the record date is entitled to one vote for each director to be elected at the annual meeting and one vote on each proposal presented at the annual meeting. Our stockholders do not have the right to cumulate votes in the election of directors. A majority of the outstanding shares of common stock present in person or by proxy will constitute a quorum at the annual meeting.  Ms. Patricia S. Williams, Senior Vice President and General Counsel, will serve as the inspector of elections at the annual meeting and will oversee the tabulation of the votes.

A plurality of the votes cast is required for the election of directors, which means that the nominees with the eight highest vote totals will be elected as our directors. As a result of the foregoing, a designation on the proxy that the stockholder is “withholding authority” for a nominee or nominees and broker “non-votes” do not have an effect on the results of the vote for the election of directors. A designation on the proxy that the stockholder is “withholding authority” to vote for a nominee or nominees will be counted, but broker “non-votes” will not be counted, for the purpose of determining the number of shares represented at the meeting for purposes of determining whether a quorum of shares is present. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the proposal.  An abstention will be counted as a vote cast and will have the effect of a vote cast against the proposal.  A broker non-vote will have no effect on the proposal to ratify KPMG LLP as our registered public accountants.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following entities are known to our management to be the beneficial owners of 5% or more of our common stock as of March 5, 2009:

	Number of Shares	Percent of Outstanding
Name and Address of Beneficial Owner	Beneficially Owned	Common Stock [i]

Dimensional Fund Advisors LPii	1,463,910	7.96%
1299 Ocean Avenue
Santa Monica, California 90401

 The percentage calculations are based upon 18,398,380 shares of our common stock outstanding on March 5, 2009.

2 The information provided is based Schedule 13G, dated February 9, 2009. Dimensional Fund Advisors LP has the sole power to vote 1,415,325 shares and sole dispositive power with respect to all 1,463,910 shares reported as beneficially owned.

Barclays Global Investors, NAiii	1,412,567	7.68%
45 Fremont Street
San Francisco, California 94105

FMR LLC iv	1,167,243	6.34%
82 Devonshire Street
Boston, Massachusetts 02109

Millenco, LLC[v]
666 Fifth Avenue
New York, NY 10103	1,000,052	5.44%

3 The information provided is based Schedule 13G, dated February 6, 2009 filed by Barclays Global Investors, N.A., a bank on behalf of Barclays Global Fund Advisors, an investment advisor, Barclays Global Investors, Ltd, a bank, Barclays Global Investors Japan Limited, an investment advisor, Barclays Global Investors Canada, Limited, an investment advisor, Barclays Global Investors Australia Limited, an investment advisor and Barclays Global Investors (Deutschland) AG, an investment advisor. The reporting person reported that Barclays Global Investors, NA had sole voting power with respect to 520,225shares and sole dispositive power with regard to 589,339 shares; Barclays Global Fund Advisors  had sole voting power to 606,295 shares and sole dispositive power to 811,574 shares; Barclays Global Investors, Ltd had sole dispositive power to 11,654 shares; and Barclays Global investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG all reported no voting and dispositive power with respect to the shares.

4 The information provided is based on Amendment No. 16 to Schedule 13G, dated February 16, 2009, which was filed jointly by FMR LLC, Edward C. Johnson 3rd, Fidelity Management & Research Company, and Fidelity Advisor Small Cap Fund. FMR LLC and Edward C. Johnson 3rd reported sole voting power with respect to none of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Each of FMR LLC and Edward C. Johnson 3rd reported sole dispositive power with respect to all 1,167,243 shares reported as beneficially owned.

5 The information provided is based Schedule 13G, dated January 23, 2009 which was jointly filed by Millenco LLC, a broker dealer, Millennium Management LLC, the manager of Millenco LLC,  and Israel A. Englander reported, the managing member of Millennium Management LLC. Millenco LLC, Millennium Management LLC and Israel A. Englander reported shared voting power with respect to all 1,000,052 reported as beneficially owned.

SECURITY OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of March 5, 2009, the beneficial ownership of our common stock by each director and each Named Executive Officer individually, and all directors and executive officers as a group:

	Number of Shares	Percent of Outstanding
Name of Beneficial Owner	Beneficially Owned vi vii	Common Stock viii

Colleen Conway-Welch, Ph.D., R.N.	63,291	(ix)
Christopher T. Hjelm	11,800	(9)
Anthony S. Piszel, CPA	29,300	(9)
Suzan L. Rayner, M.D.	29,300	(9)
Harry E. Rich	22,800	(9)
Larry Warren	29,300	(9)
Theodore M. Wight	64,330	(9)
John H. Short, Ph.D.	513,229	2.75%
Patricia M. Henry	178,376	(9)
Jay W. Shreiner	96,530	(9)
Mary Pat Welc	47,647	(9)
Patricia Williams	20,394	(9)
All directors and executive officers as a group (16 persons)	1,177,789	6.20%

6 Except as otherwise noted, each individual has sole voting and investment power with respect to the shares listed beside his or her name.

7 Totals include 586,714 shares subject to stock options owned by Dr. Conway-Welch (48,261), Mr. Piszel (15,000), Dr. Rayner (15,000), Mr. Rich (7,500), Mr. Warren (15,000), Mr. Wight (34,730), Dr. Short (283,361), Ms. Henry (111,230), Mr. Shreiner (22,500), Ms. Welc (24,132), and all directors and executive officers as a group, that are either presently exercisable or exercisable within 60 days of March 5, 2009.  Totals also include 666 and 24 shares allocated to Ms. Henry and Ms. Williams respectively under our 401(k) plan. Dr. Short discloses 190 shares allocated to his son under our 401(k) plan. Totals also include 180,256 shares of restricted stock granted to Dr. Short (106,656), Ms. Henry (25,820), Mr. Shreiner (26,030), Ms. Welc (8,380) and Ms. Williams (13,370) on February 10, 2009.

8 Percent of ownership is based upon 18,398,380 shares of our common stock outstanding as of March 5, 2009, and, for each director or executive officer or the group, the number of shares subject to options exercisable by such director or executive officer or the group within 60 days of March 5, 2009.

9 Less than one percent.

PROPOSAL I

ELECTION OF DIRECTORS

At the annual meeting, our stockholders will vote on the election of eight directors to serve for a term of one year until the 2010 annual meeting or until their successors shall have been duly elected and qualified.

The persons named as proxies on the accompanying proxy card intend to vote all duly submitted proxies received by our Board of Directors for the election of the eight directors listed below, except as otherwise directed by the stockholder on the proxy, online or by telephone. If for any reason any nominee becomes unavailable for election, which is not now anticipated, the persons named in the accompanying proxy will vote for a substitute nominee designated by our Board of Directors. The eight nominees receiving the highest number of votes will be elected as our directors. Each nominee currently serves as one of our directors.

Our Board of Directors recommends a vote “FOR” the election of each of the nominees.

The name, age, principal occupation or position, business experience and other directorships for each of the nominees are set forth below.  No family relationship exists between any of our directors or executive officers.

Colleen Conway-Welch, Ph.D., R.N., 65, has been a director since September 2000. Dr. Conway-Welch serves as the dean and a professor at Vanderbilt University’s School of Nursing, where she has been dean since 1984. Dr. Conway-Welch also serves on the Board of Directors of Pinnacle Bank and Ardent Health Services.

Anthony S. Piszel, CPA, 54, has been a director since October 2005.  On January 29, 2009, Mr. Piszel became the Chief Financial Officer and Treasurer of First American Corporation.  Mr. Piszel served as Executive Vice President and Chief Financial Officer of Freddie Mac, a publicly traded financier of home loans created by the U.S. Congress from 2006 until 2008.  Prior to joining Freddie Mac, Mr. Piszel served between August 2004 and November 2006 as Executive Vice President and Chief Financial Officer of HealthNet, Inc., a large publicly traded managed health care company.  For more than five years prior to his employment with HealthNet, Mr. Piszel held several senior management positions at Prudential Insurance Company of America, including Senior Vice President and Controller for Prudential Financial, Inc.

Christopher T. Hjelm, 47, has been a director since July, 2007.  Mr. Hjelm serves as Senior Vice President and Chief Information Officer at The Kroger Company, where he has been employed since 2005.  Prior to joining The Kroger Company, Mr. Hjelm served as the Chief Information Officer for the Travel Distribution Services division of Cendant between December, 2004 and July, 2005.  Mr. Hjelm was employed by Orbitz as the Chief Information Officer from July, 2003 to November, 2004 when it was acquired by Cendant.  Mr. Hjelm was a Senior Vice President at eBay Technology with eBay, Inc. from March, 2002 to June, 2003.

Suzan L. Rayner, MD, MPH, 53, has been a director since July 2005.  Dr. Rayner serves as the Executive Vice President Medical Affairs / Medical Director for Schwab Rehabilitation Hospital located in Chicago, Illinois, where she has been employed since 2000.

Harry E. Rich, 69, has been a director since February 2006, and Chairman of the Board since August 1, 2006.  Mr. Rich is Chief Financial Officer of the Missouri Historical Society. Prior to his retirement, Mr. Rich served as the Chief Financial Officer for the St. Louis Public Schools from November 2003 to November 2005. Prior to that position, Mr. Rich served as Executive Vice President for Crown Capital Investment Advisors from August 2001 to October 2003.  Mr. Rich served as Executive Vice President and Chief Financial Officer of Brown Shoe Company, Inc. from 1983 until his retirement in 2000.  Mr. Rich also serves on the Board of Directors of Baker Footwear Group, Inc.

Larry Warren, 61, has been a director since October 2005.  Since October 2006, Mr. Warren has served as the Chief Executive Officer of Howard University Hospital in Washington, D.C.  Prior to his retirement, Mr. Warren served as Chief Executive Officer of the University of Michigan Hospital where he was employed from 1986 to 2005.

Theodore M. Wight, 66, has been a director since 1991. Prior to his retirement, Mr. Wight served as a general partner of the general partners of Walden Investors, a venture capital company, since 1983, and Pacific Northwest Partners SBIC, L.P., a venture capital company since 1994.

John H. Short, Ph.D., 64, has been our President and Chief Executive Officer since May 2004, having served as our Interim President and Chief Executive Officer since June 2003 and a director of the Company since 1991. Prior to joining the Company, for in excess of five years, Dr. Short was the Managing Partner of Phase 2 Consulting, Inc., a management and economic consulting firm for the healthcare industry, which was acquired by the Company in 2003.

BOARD OF DIRECTORS AND COMMITTEES

Board Structure and Meetings

During the year ended December 31, 2008, our Board of Directors held five meetings.  Each director attended at least 75% of the meetings of our Board of Directors and Committees of which such director was a member during 2008.  It is our policy to strongly encourage the members of our Board of Directors to attend the annual meeting of stockholders.  At the last annual meeting, all of the then current directors were in attendance.

In 2008, all of our directors received compliance training and education, which was provided by the Company.

Our Board of Directors has standing Audit, Compensation and Nominating/Corporate Governance, and Compliance Committees. Each of the Committees of our Board of Directors is comprised of independent directors. Our Board of Directors has adopted a written charter for each of these Committees.  In compliance with the New York Stock Exchange Corporate Governance Standards, our Board of Directors holds regularly scheduled executive sessions without management. Our independent non-employee chairman, Mr. Rich, presides at all executive sessions of the Board of Directors.

Director Independence

It is critical that the Board reflect a substantial degree of independence from management, both in fact and in appearance. Accordingly, while the Board will determine, from time to time, the number of employee directors that will be permitted, a substantial majority of the Board will remain independent directors. Under no circumstances will the proportion of employee directors exceed one-third of the entire Board membership. In addition, the Board operates under the direction of an independent, non-executive chairman of the Board. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. The Board has established corporate governance guidelines to assist it in determining director independence, which conform to the independence requirements in the New York Stock Exchange Corporate Governance Standards. The portion of the guidelines that relates to director independence is set forth below. The Board has determined that Dr. Conway-Welch, Mr. Piszel, Dr. Rayner, Mr. Hjelm, Mr. Rich, Mr. Warren and Mr. Wight satisfy the New York Stock Exchange's independence requirements and our independence guidelines.  In making these independence determinations, the Board of Directors reviewed all of our directors’ relationships with the Company including a review of the responses of the directors to questions regarding employment, business, familial, compensation and other relationships with the Company and its management.

In addition to applying the Company’s corporate governance guidelines, the Board will consider all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Independence depends not only on the personal, employment and business relationships of each director, but also upon the Board’s overall relationship with, and attitude towards, management and the independence of mind of the individual director. Providing objective, independent judgment is at the core of the Board’s oversight responsibilities. It is our policy that the Board and each outside director will reflect this independence.

Under the guidelines, an independent director is a member of the Board of Directors of the Company who:

•

Is not currently receiving, and has not received, during the three years prior to the date of determination, more than $100,000 per year in direct compensation from the Company, other than director and Committee fees and receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service to the Company (provided that such compensation is not contingent in any way on continued service) and has no immediate family member who is receiving or has received such compensation either currently or during such three-year period;

•

Is not, and has not been, for the three years prior to the date of determination, an employee of the Company and has no immediate family member who is or has been, for the three years prior to the date of determination, an executive officer of the Company;

•

Is not, and no immediate family member is a current partner of the firm that is the Company’s internal or external auditor;

•

Is not a current employee of a firm that is the Company’s internal or external auditor, and no immediate family member of the director (i) is a current employee of a firm that is the Company’s internal or external auditor, and (ii) participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice;

•

Was not, within the last three years, and no immediate family member has been, within the last three years, a partner or employee of a firm that is the Company’s internal or external auditor and personally worked on the Company’s audit within that time frame;

•

Is not, and has not been (and has no immediate family member who is or has been), for the three years prior to the date of determination, part of an interlocking directorship in which an executive officer of the Company serves on the Compensation Committee of the company that concurrently employed the director (or immediate family member) as an executive officer;

•

Is not an executive officer or an employee (and has no immediate family member who is an executive officer) of another company that presently, or at any time within the three years prior to the date of determination, makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues; and

•

The Board of Directors has affirmatively determined has no other material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with the Company, either individually or as a partner, stockholder or officer of an organization or entity having such a relationship with the Company, which relationship would adversely impact the director’s independence in connection with the Company.

For the purpose of determining independence under the foregoing principles, “immediate family member” means a director’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone who shares the director’s home. The Committee may conclude that a director is independent if the disqualifying issue relates to an immediate family member who is no longer an immediate family member as a result of legal separation or divorce or if the relevant immediate family member has died or become incapacitated. References to any company include any parent or subsidiary in a consolidated group with the Company.

It is a responsibility of the Board to regularly assess each director’s independence and to take appropriate actions in any instance in which the requisite independence has been compromised.

Corporate Governance Materials Available on our Website

Our corporate governance guidelines are intended to provide a set of flexible guidelines for the effective functioning of our Board and are reviewed regularly and revised as appropriate in response to changing regulatory requirements and evolving best practices.  They are posted on our website at www.rehabcare.com, under the “For Our Investors” section and are available in print to any stockholder who requests them.

In addition to the corporate governance guidelines, the following information is available under the “For Our Investors” section of our website:

•

Audit Committee Charter

•

Compensation and Nominating/Corporate Governance Committee Charter

•

Compliance Committee Charter

•

Code of Ethics for Senior Executive and Financial Officers

•

Code of Business Conduct and Organizational Ethics for all directors and employees.

Stockholder Communication with the Board

We have procedures for stockholders or other interested parties to communicate directly with our Board of Directors.  Such parties can contact our Board of Directors by mail at:  RehabCare Group, Inc., Attention: Harry Rich, Chairman of the Board, 7733 Forsyth Boulevard, Suite 2300, St. Louis, Missouri 63105.  All communications made by this means will be received by the Chairman of the Board.

RehabCare maintains an open door policy with regard to the compliance officer and staff.  All employees are encouraged to utilize this staff with any questions or concerns pertaining to accounting or financial reporting, as well as, the ethics or integrity of our business.

Employees have an obligation to report suspected wrongdoing.  Failure to report suspected or known wrongdoing is considered a violation of company policy.  RehabCare policy prohibits retaliation against employees who make reports in good faith.

An employee may report a concern anonymously and confidentially 24 hours per day by calling the Compliance Hotline at 1-800-617-7007.  This number is answered by a member of the compliance team during normal business hours in the central time zone.  Otherwise, a message may be left and the call returned promptly the next business day.  Compliance team members are also available to speak confidentially to employees when contacted directly.

Audit Committee

Messrs. Piszel (Chair), Rich and Hjelm comprise the Audit Committee. The Audit Committee met nine times during 2008.  Four of the meetings were conducted by telephone. The Audit Committee assists the Board of Directors in its oversight of:

•

The integrity of the Company’s financial statements, including monitoring the Company’s financial reporting process and systems of internal controls regarding finance, accounting and regulatory compliance;

•

The Company’s compliance with applicable legal and regulatory requirements with respect to financial reporting;

•

The qualifications and independence of the Company’s independent registered public accounting firm; and

•

The performance of the independent registered public accounting firm and the Company’s internal audit function.

  The duties of the Audit Committee include but are not limited to:

•

Recommending to the Board of Directors a registered public accounting firm to be placed before the stockholders for ratification as the Company’s independent registered public accountants each year, and setting the compensation of, or terminating the independent registered public accountants as the Committee deems necessary;

•

Meeting  with the independent registered public accountants and management to review the scope of audit for each year, the proposed audit fees and the audit procedures to be utilized, and at the conclusion of the audit, reviewing the audit, including any comments from the independent registered public accountants, and eliciting the judgment of the independent registered public accountants regarding the quality of the accounting principles applied to the Company’s financial statements;

•

Reviewing the annual audited and quarterly financial statements with management and the independent registered public accounting firm, including the disclosures in the Management’s Discussion and Analysis section of the Form 10-K and Form 10-Q;

•

Discussing the type of information to be disclosed in earnings press releases, earnings guidance and other financial presentations that are provided to analysts, rating agencies and the public;

•

Discussing the Company’s financial risk exposures, the steps management has taken to monitor and control such exposures and the Company’s guidelines and policies regarding risk assessment and management;

•

Reviewing the Company’s policies relating to the ethical handling of conflicts of interest and reviewing past or proposed transactions between the Company and members of management;

•

Providing the opportunity for management, the internal auditors and the independent registered public accounting firm to meet separately with the Committee, including a discussion of any difficulties in the course of the audit, any restrictions placed on the scope of the independent auditor’s activities and access to information, any disagreements with management, and the evaluation by the independent registered public accountants of the Company’s financial, accounting and internal auditing personnel and the cooperation that the independent registered public accountants received from such personnel during the course of the audit;

•

Obtaining and reviewing, at least annually, a report by the independent registered public accounting firm describing the firm’s quality control procedures, and any material issues raised by the most recent internal quality control review of the firm or by any governmental or professional investigation within the preceding five years with respect to any audit conducted by the firm and steps taken by the firm to deal with such issues;

•

Evaluating on an annual basis the qualifications, performance and independence of the independent registered public accounting firm;

•

At least annually, reviewing and approving all relationships between the independent registered public accounting firm and the Company, other than the audit, with a view toward ensuring the objectivity and independence of the accountants; and

•

Establishing procedures for the receipt, retention and treatment of complaints and concerns regarding accounting, internal controls and auditing matters and for the confidential, anonymous submission of such complaints and concerns by employees of the Company.

Each member of the Audit Committee meets the audit committee independence requirements of the New York Stock Exchange and Rule 10A-3 of the SEC.  Each member of our Audit Committee is financially literate, knowledgeable and qualified to review and evaluate financial statements.  Our Board has designated Anthony S. Piszel as our “audit committee financial expert,” as defined in SEC rules, based on his status as a certified public accountant and his experience as Chief Financial Officer with the organizations described in his biography above.

Compensation and Nominating/Corporate Governance Committee

The members of the Compensation and Nominating/Corporate Governance Committee are Messrs. Wight (Chair), Rich, and Warren.  Each member of the Compensation and Nominating/Corporate Governance Committee meets the independence requirements of the New York Stock Exchange. The Compensation and Nominating/Corporate Governance Committee met five times during 2008.  None of the meetings were conducted by telephone. The duties of the Compensation and Nominating/Corporate Governance Committee include but are not limited to:

•

Reviewing and approving the Company’s compensation philosophy, policies and compensation programs, including base salary, annual and long-term incentives, employment agreements, change in control agreements, severance agreements, and other benefits and perquisites;

•

Reviewing and approving the Company’s comparator compensation groups used for purposes of benchmarking the compensation levels of the Chief Executive Officer (CEO) and other executive officers;

•

Reviewing market data to assess the competitiveness of our compensation programs for the CEO and other executive officers;

•

Determining and approving the company’s CEO’s compensation, including base salary, incentives and equity compensation, based on its evaluation of our CEO’s performance and taking into account our Company’s performance, relative stockholder return, the value of similar compensation awards to CEOs of similarly situated companies, and the cash and equity compensation awards given to the CEO in the past year;

•

Making recommendations with regard to non-CEO executive officer compensation and incentive compensation and equity-based plans that are subject to Board approval;

•

Reviewing and approving or modifying our CEO’s recommendations regarding base salary, short term and long-term incentives, and other components of compensation to other executive officers;

•

Reviewing and recommending to our Board of Directors policies concerning compensation, both cash and equity, payable to directors based on, among other things, the needs of the Company, the skills and experience of the directors, the need to recruit and retain new directors, and benchmark and market data;

•

Planning for succession of senior management by evaluating senior executives with respect to their potential for promotion into senior leadership positions, including that of the CEO;

•

Reviewing and approving or rejecting proposed transactions between our Company and related parties in terms of the fairness, reasonableness, and avoidance of appearance of impropriety or conflict of interest relative to such proposed transactions;

•

Overseeing the search for qualified individuals to be nominated to the Board of Directors and recommending such individuals to the Board;

•

Reviewing and recommending changes to the Committee structure of the Board, including the memberships of the Committees; and

•

Developing, recommending and reviewing all corporate governance guidelines.

The Committee’s charter allows it to delegate its authority to subcommittees of the Committee, as may be necessary or appropriate.  At least annually, the Committee reviews and approves our executive compensation strategy and principles to ensure they are aligned with our business strategy and objectives, stockholder interests, desired behaviors and corporate culture.

Compensation and Nominating/Corporate Governance Committee Interlocks and Insider Participation

No member of the Compensation and Nominating/Corporate Governance Committee is, or was during the fiscal year ended December 31, 2008, an officer, former officer, or employee of the Company or any of its subsidiaries, or a person having a relationship requiring disclosure by the Company pursuant to Item 404 of Regulation S-K.   During 2008, no executive officer of the Company served as a member of (i) the compensation committee of another entity of which one of the executive officers of such entity served on the Company’s Compensation and Nominating/Corporate Governance Committee or (ii) the board of directors of another entity of which one of the executive officers of such entity served on the Company’s Board.

Internal Process for Evaluating Director Candidates

The Committee has established the following general processes for identifying candidates (other than those nominated by stockholders, as discussed below):

•

On a periodic basis, the Committee solicits ideas for possible candidates from a number of sources, including members of the Board, senior company executives, individuals personally known by Committee members, and research performed by the Committee.

•

The Committee has the authority under its charter to retain one or more search firms at our expense to identify candidates (and to approve such firms’ fees and retention terms).  If the Committee engages one or more search firms, they may be asked to identify possible candidates who meet the desired qualifications described in our corporate governance guidelines, to interview and screen candidates (including conducting appropriate background checks), and to act as liaison to the Board, Committee and each candidate.

•

If, based upon the Committee’s initial evaluation, a candidate continues to be of interest to the Committee; the Committee will interview the candidate and deliver its conclusions to the Board and executive officers.

•

The Committee and Board usually meet in February to consider, among other things, the candidates to be recommended by the Board for our next annual slate of director nominees to be submitted for election at the annual meeting.

The above-described process is intended to provide a flexible set of guidelines for the effective functioning of our director nomination process.  The Committee intends to review the process at least annually and anticipates that modifications may be necessary or desirable from time to time as our needs or circumstances change.

The Committee is responsible under its charter for identifying and selecting qualified candidates for election to the Board of Directors prior to each annual meeting of the stockholders.  In addition, stockholders who wish to recommend a candidate for election to the Board of Directors may submit such recommendation to the chairman of the Committee.  Any recommendation must include the name, contact information, background, experience and other pertinent information on the proposed candidate and must be received by us within the time limits set forth herein under the title “Proposals of Stockholders” for consideration by the Committee.  In accordance with the Committee’s charter and our corporate governance guidelines, the Committee will consider candidates recommended by stockholders using the same criteria as it uses for other nominees.  In identifying and evaluating nominees for director, the Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, independence and the extent to which the candidate would fill a present need on the Board.

Compliance Committee

The Compliance Committee members are Dr. Conway-Welch (Chair), Dr. Rayner, and Mr. Warren.  The Compliance Committee oversees our compliance program and our compliance with all federal and state health laws and regulations applicable to health care providers. The Compliance Committee, among other things, is responsible for:

•

Reviewing and making recommendations as to our compliance policies and procedures;

•

Promoting adherence to applicable laws and regulations and investigating any compliance violations reported through our compliance program;

•

Reviewing our ethics and compliance program to determine the scope and effectiveness of the program and endorsing additional programs as deemed necessary;

•

Reviewing the channels of communication between our Chief Compliance Officer and the Committee, as well as between management, to ensure that timely and candid reports regarding our compliance program and significant regulatory and industry developments can take place;

•

Reviewing our processes for receiving, retaining, and appropriately dealing with compliance- related allegations and reports to help ensure the prompt initiation of corrective measures;

•

Overseeing the performance of our Chief Compliance Officer in terms of the management of the compliance program and its various activities and objectives;

•

Reviewing the results of periodic compliance audits and other monitoring procedures to help assure the integrity of our policies, procedures, and control systems;

•

Reviewing with our Chief Compliance Officer the Company’s specific risk exposures identified by our compliance program, the steps taken to monitor and mitigate those exposures, and the program's ability to identify such exposures;

•

Approving compliance policies on behalf of the Board to ensure the implementation of an effective compliance program; and

•

Making recommendations to our executive management as the Compliance Committee deems necessary to further the goals of the compliance program.

The Compliance Committee held four meetings during 2008, none of which were telephonic meetings.

EXECUTIVE COMPENSATION

Compensation and Nominating/Corporate Governance Committee Report

The Compensation and Nominating/Corporate Governance Committee (the “Committee”) met with management to review and discuss the following Compensation Discussion and Analysis.  Based on such review and discussion, the Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Committee:

Theodore M. Wight (Chairman), Harry E. Rich, Larry Warren

Compensation Discussion and Analysis

Throughout this proxy statement, the following employees are referred to as Named Executive Officers for 2008:

•

John Short

President & Chief Executive Officer (CEO)

•

Jay Shreiner

Executive Vice President & Chief Financial Officer (CFO)

•

Patricia Henry

Executive Vice President, Contract Therapy

•

Mary Pat Welc

Senior Vice President, Hospital Rehabilitation Services

•

Patricia Wiliams

Senior Vice President and General Counsel

The Compensation and Nominating/Corporate Governance Committee determines our compensation objectives, philosophy and forms of compensation and benefits for the Named Executive Officers.  In addition, several members of senior management participate in the Committee’s executive compensation process, and the Committee receives reports and recommendations from its independent compensation consultants.

Our compensation program is intended to provide fair, reasonable, and competitive compensation to the Named Executive Officers, other corporate officers, and our employees generally , to link executive pay with corporate and individual performance, and to align the interests of our stockholders and executives .  The following discussion provides detailed information regarding the compensation objectives and policies for our Named Executive Officers and should be read in conjunction with the compensation tables and related narratives also contained in this proxy statement.

Compensation Program Objectives and Design

Our executive compensation program is designed to achieve the following objectives:

•

Attract and retain top talent.  Attract and retain talented executives critical to our long-term success.

•

Pay for performance.  Align executive compensation with Company, business unit and individual performance on both a short-term and long-term basis.

We believe our compensation practices and programs motivate our executives to build long-term stockholder value and contribute to the success of our Company.

Compensation Philosophy and Overview

The compensation program for our Named Executive Officers has been developed under the direction of the Committee to align the interests of our Named Executive Officers with the interests of our stockholders. The Committee believes that compensation of the Named Executive Officers should include both cash and stock-based compensation that focuses performance on established goals.  The Committee’s aim is to provide a competitive compensation program that will attract, retain, and reward executives who can assist the Company in achieving its business objectives of continued profitable growth and delivery of high quality services in an ever-changing and highly fragmented healthcare services industry.  The compensation program for our Named Executive Officers consists of base salary, short-term incentives, long-term incentives, tax deferred retirement savings, and various health and welfare benefit plans.  Our Named Executive Officers may also, under certain circumstances, be entitled to additional compensation in the event of severance or a change in control of the Company.

In designing the compensation program, the Committee uses benchmarked data for each individual component of compensation (base salary, annual incentive, long-term incentive, severance, and change in control compensation) as an important factor considered in decisions as to the amount of each component to pay or make available to Named Executive Officers.  The Committee has independently engaged its own advisor, Frederic W. Cook & Co, Inc., with whom the Committee consults from time to time on matters pertaining to executive compensation, retention, and incentives, with particular focus on the CEO. Decisions are based on factors such as market data provided by outside consultants, and the performance, experience, leadership skills, and specific responsibilities of each Named Executive Officer.  The Committee recognizes that in order to attract and retain certain executives, other factors such as competition and geographical location may also be considered in given situations

Decisions are based on factors such as market data provided by the independent consultant, and the performance, experience, leadership skills, and specific responsibilities of each Named Executive Officer.  The Committee recognizes that in order to attract and retain certain executives, other factors such as competition and geographical location may also be considered in given situations.

The Committee desires that total executive compensation with fixed and performance-based (short-term and long-term) components consist of approximately 67% in cash and 33% in equity for Named Executive Officers, with the exception of the CEO. This approach seeks to minimize equity accounting expense and stockholder dilution. In accordance with Dr. Short’s employment agreement dated December 11, 2007, and amended on December 8, 2008, the Committee changed the CEO’s total compensation award mix to 50% in cash and 50% in equity beginning with the 2008 plan year.

Key Analytical Tools Used in Compensation Process

The Committee uses the following analytical tools, among others, in evaluating and rewarding or recommending compensation to our executive officers and directors:

•

Risk Analysis.  The Committee evaluates our short-term and long-term incentive arrangements with the Company’s senior risk managers to determine whether those arrangements could induce executives to take unnecessary and excessive risks that may threaten the long-term health of the Company.

•

Benchmarking.   In designing the compensation program, the Committee uses benchmarked data, where available, for each individual component of compensation (base salary, annual incentive, long-term incentive, severance, and change in control compensation) as an important factor considered in decisions on the amount of each component to award to Named Executive Officers.  The benchmark data are used in determining how our executives are compensated versus the compensation paid to comparable executives at similarly situated companies.  Such data are used as an analytical tool and not as a substitute for a thorough analysis of total compensation, each element of compensation, how the amount of each element should influence the amount paid for other elements, and whether other factors can and should be taken into account.

•

Internal Pay Equity.  The Committee considers internal pay equity, among other factors, when making compensation decisions.  However, the Committee does not use a fixed ratio or formula when comparing compensation among executive officers.  In addition, the Committee reviews executive compensation on the same basis for each of the Named Executive Officers, including our CEO.  Our CEO is compensated at a higher level than the other executive officers due to his significantly greater level of experience, accountability and responsibility.  The Committee believes this is consistent with market practices.

Role of Executive Officers in Setting Compensation

Each year, the CEO reviews the performance of Named Executive Officers (other than himself, whose performance is reviewed by the Committee) and makes recommendations to the Committee regarding salary adjustments and annual cash and stock-based award amounts.  The CEO, with assistance from the senior vice president of human resources and the CFO, also makes recommendations to the Committee regarding annual performance measures, goals, and targets.  The Committee may, in its discretion, adjust any recommendations made by the CEO.

The CFO verifies the actual business performance results against the goals of the Committee-approved incentive programs, and advises the committee on the extent to which Company targets were achieved.  Our human resources department monitors the effectiveness of the executive compensation program in meeting its overall objectives by periodically reviewing market and benchmark data to assess the competitiveness of the program.  All of this information is provided to and reviewed in detail with the Committee.

Elements of Executive Compensation Program

The following table lists the elements of our 2008 executive compensation program and the primary purpose and form of each element.

Element	Objectives and Basis	Form
Base Salary	Provide base compensation that is competitive for each role	Cash
Short-Term Incentive	Annual incentive to drive Company, business unit and/or individual performance	Cash
Long-Term Incentive	Drive Company performance and align executives’ interests with stockholders	Stock and Cash
Severance Compensation	Provide a means to transition to new employment if executives are terminated without cause	Cash
Change in Control Compensation	Ensure we have a competent executive team in place through periods of uncertainty and potential strategic change, and as an incentive to newly recruited executives.	Cash
Key Management Physical Exam	Provide a health benefit to executives in lieu of other perquisites	Other

Discussion of 2008 Executive Compensation Program

2006- In the fourth quarter of 2005, we faced certain recruitment and retention challenges, changes to our business portfolio, and a variety of complex external forces that bore on the Company’s operations. In light of these dynamics and the organizational quest for profitable growth and quality, the Committee conducted a review of our executive compensation plans.

The Committee reviewed executive compensation against two comparator groups and sources of data.  Two groups were utilized because no other public company exactly resembles our Company in terms of operational focus, size, and geographical coverage.  The first comparator group consisted of publicly held healthcare service companies with similar industry focus and size as our Company. Named Executive Officer compensation information (base salary, annual incentive and long-term incentive data) was gathered from the proxy statements of those companies.

The second comparator group consisted of 110 companies that participate in Hewitt Associates’ proprietary Total Compensation Measurement™ database. This group included a mix of public and private companies from several industry sectors (service, light manufacturing, and healthcare) with revenue, earnings, and market capitalization comparable to ours. The data results were statistically regressed to reflect an organization comparable to the Company. Using this group of companies, total compensation information (base salary, target annual incentive, target total cash, target long term incentive, and target total compensation) was derived for all of the Named Executive Officer positions.

2007 - During the third quarter of 2006, the Committee requested that the comparator study conducted by Hewitt be updated to reflect annual market pay trends since 2005, and the impact, if any, on the statistical regressed results for RehabCare Group, Inc. based on the acquisition of Symphony Health Services on July 1, 2006. The total compensation information (base salary, target annual incentive, target total cash, target long term incentive, and target total compensation) was derived for all of the Named Executive Officer positions.

2008 - In the fourth quarter of 2007, the Committee reviewed executive compensation against two comparator groups and sources of data similar to 2005.  The first comparator group consisted of sixteen select, publicly held healthcare service companies with similar industry focus and size as our Company Named Executive Officer compensation information (base salary, annual incentive and long-term incentive data) was gathered from the proxy statements of those companies which are listed below:

AMN Healthcare Services, Inc.	HealthSouth Corporation
Apria Healthcare Group, Inc.	InVentive Health, Inc.
BioScrip Inc.	Lincare Holdings Inc.
Chemed Corporation	Option Care, Inc.
Cross Country Healthcare, Inc.	Pediatrix Medical Group, Inc.
Emergency Medical Services Corp.	Res-Care, Inc.
Gentiva Health Services, Inc.	Rotech Healthcare, Inc.
HealthExtras, Inc.	Rural/Metro Corporation

Similar to 2005, the second comparator group consisted of 100 companies that participate in Hewitt Associates’s proprietary Total Compensation Measurement™ database. This group included a mix of public and private companies from several industry sectors (service, light manufacturing, and healthcare) with revenue, earnings, and market capitalization comparable to us. The median annual revenue for this group was $1.3 billion, while revenue ranged from $44 million to $2.8 billion. Using this group of companies, total compensation information (base salary, target annual incentive, target total cash, target long term incentive, and target total compensation) was derived for all of the Named Executive Officer positions.

After reviewing the comparator group data, the Committee authorized the following elements of executive compensation for Named Executive Officers in 2008:

Base Salary

The Committee considers market data, the executive’s qualifications, experience, industry knowledge, leadership and teamwork skills, and scope of responsibilities as factors in establishing base salaries for each Named Executive Officer.  Occasionally, the Committee may consider other factors such as competition and geographical location.  Market data at the 50th percentile of the comparator groups is reviewed at least bi-annually to ensure that base salaries remain competitive. The 2006 review and updates in 2007 and 2008 indicated that generally, our Named Executive Officers receive a fair, reasonable, and competitive base salary as compared with executive officers in the comparator groups.

Performance reviews are conducted annually. The yearly base salary change for each Named Executive Officer is determined after considering his or her duties and responsibilities, position relative to the market, the established merit budget increase for the year, and each executive’s achievement of the prior year’s personal and business objectives.   Many of these evaluations are subjective and qualitative in nature.   Based on these factors, the Committee approved salary increases effective April 1, 2008 of 4.9% for Dr. Short, 7.4% for Mr. Shreiner, 4.3% for Ms. Henry, 13.5% for Ms. Welc.  Ms. Williams joined the Company on November 12, 2007 and was not eligible to receive a salary adjustment.

Annual Incentive Compensation or STIP

The Committee has established an annual incentive plan which we refer to as the Short-Term Incentive Plan, or STIP.  The STIP is designed to establish a link between our business results and executive cash awards, to drive performance and accountability, to provide competitive cash award opportunities, and to reward above-average performance with above-average total cash compensation. All Named Executive Officers are eligible to participate in the STIP.

Award opportunities are typically weighted 80% on specified corporate financial objectives and 20% on individual goals, which are tied to the executive’s business unit or functional area. The individual component by design is primarily qualitative in nature and provides for a discretionary award opportunity measured on such factors as providing executive leadership, managing within established budgets and, for certain positions, achieving margin objectives or managing our capital structure.

Each year the Committee selects financial performance measures and specific targets for the 80% component of the STIP.  These goals are based on our strategic direction and plan.  In the past, the Committee has set double-digit year-over-year growth objectives in both revenues and earnings per share.  In setting the standards each year, the Committee will consider the specific circumstances facing us during the coming year, including competition, general economic trends, and regulatory influences bearing on our performance.  The amount of any award typically depends on whether we perform better, at, or worse than the target.  We must achieve at least 85% of the target for any award associated with that target to be paid. In 2008, 48% was based on earnings per share of $1.13 and 32% was based on a revenue target of $753.1 million.

The Committee chose earnings per share and revenue as the financial performance targets because it believes those measures are the most important measures of growth and profitability and create greatest alignment with the interests of our stockholders. Earnings per share are the portion of our net earnings allocated to each weighted average diluted share. Weighted average diluted shares are computed by determining the number of weighted average common shares outstanding and adding common stock equivalents for outstanding dilutive stock options and restricted shares. Revenue is the amount of money that is earned by our business activities and is represented by the operating revenue figure on our statement of earnings.

Beginning in 2007 and continuing into 2008, the Committee re-weighted the 80% financial component for certain Named Executive Officers with Division level profit and loss responsibility. For Mss. Henry and Welc the 80% financial objectives were allocated as follows:

Component	Percentage
Company EPS	15%
Company Revenue	10%
Division Level Income	33%
Division Level Revenue	22%

The last two measurements directly support corporate earnings per share and revenue objectives but are tied more closely to the executive’s direct accountabilities. The same 85% of target award performances must be achieved for either Division level component to be paid.

Each Named Executive Officer was eligible to earn a target bonus based on a percentage of his or her salary.  The percentage varied depending on his or her position as follows: 70% of base salary for Dr. Short; 50% of base salary for Mr.Shreiner and Ms. Henry, 40% of base salary for Ms. Welc and Ms. Willliams. The percentage of salary is determined in part based on market data and in part based on internal equity considerations. The exact amount to be earned by each Named Executive Officer is determined by applying the weighted performance factors to the individual’s targeted percentage of salary.

For 2008, we achieved 92.9% of the earnings per share target and we achieved 99.2% of the revenue target. Per the plan design, the Committee further determined that it was appropriate to provide additional funding of $230,000 to the overall corporate award pool (72 participants) in recognition of plan achievement with “stretch” performance targets. When coupled with achievement of individual performance goals by each Named Executive Officer, the Committee approved the following cash awards per the plan design: Dr. Short, $384,519; Mr. Shreiner, $165,874; and Ms. Williams, $90,890.  Ms. Henry’s division also achieved 103.7% of its operating earnings goal and 105.8% of its revenue goal, for which the Committee approved an award to Ms. Henry per the plan design of $212,820.  In addition, Ms. Welc’s division achieved 102.3% of its operating earnings goal and 100.6% of its revenue target, for which the Committee approved an award to Ms. Welc per the plan design of $92,900.  The cash awards were paid in March 2009.

Long-Term Incentive Plan

Total Award Opportunity

To focus our executives on our long-term performance and tie executive compensation to increases in stockholder value, the Committee has established a long-term incentive program (“LTIP”) which provides for cash and equity awards.  In the past, the awards made under the LTIP primarily consisted of grants of stock options that vested over a period of years.  In 2004, the Committee modified the program to include discretionary annual grants of stock options and a new cash component using a three-year performance cycle.  At the same time, the number of options granted were gradually reduced to minimize the potential impact on stockholder dilution and the eventual planned adoption of Statement of Financial Accounting Standard (“SFAS”) 123R, which occurred on January 1, 2006.

In 2006, the Committee discontinued annual stock option grants (both time-vested and performance-based), and implemented restricted stock grants under the LTIP. A new cash component incentive plan was also approved. For both 2007 and 2008, the Committee decided to continue the LTIP design award strategy in providing a cash component using a three year performance cycle (2007-2009) and (2008-2010) and an annual restricted stock grant.

The Committee believes this combination continues to provide a strong retention incentive and keeps senior executives focused on achieving our strategic objectives.

Each year, the Committee determines the target total LTIP award for each Named Executive Officer based on a combination of that executive’s contribution to our results, internal fairness considerations, and external market competitiveness. The total award opportunity, expressed as a percentage of base salary, varies by position, and the mix of award components (cash and equity), also varies by position.

For the 2008-2010 measurement cycle, the total LTIP opportunity for each Named Executive Officer is noted below:

Named Executive Officer	Total LTIP Award Target as a % of Base Salary	% of Total in Cash	% of Total in Equity (Restricted Stock)	% of Total in Equity (Performance Shares)
Short	173%	0%	50%	50%
Shreiner	125%	20%	80%	0%
Henry	125%	20%	80%	0%
Welc	75%	33%	67%	0%
Williams	85%	30%	70%	0%

In accordance with Dr. Short’s employment agreement dated December 11, 2007, and amended on December 8, 2008, the Committee decided to award 100% of Dr. Short’s long term incentive value in equity awards beginning with the 2008 plan year. Fifty percent (50%) of the economic value delivered in performance shares, with the same three year performance period as the cash based plan, and fifty percent (50%) of the economic value in restricted stock. From 2005 through 2007, Dr. Short was not eligible for an equity award as he was granted an option to purchase 250,000 shares of our common stock, at market price, on the date he became CEO, May 3, 2004.  Ms. Williams received 7,000 shares of restricted stock upon commencement of employment November 12, 2007 in lieu of participating in the equity award grant in February, 2008, which is included in the award table.

Cash Incentive Plan

For the cash-based portion of each annual LTIP award, the Committee selects financial performance measures and specific thresholds, targets, and maximum goals which we need to achieve during the three-year performance period.  Payouts are made at the end of the cycle. For each of the cycles, if the threshold or minimum goal is achieved, 30% of the targeted payout will occur. If the targeted goal is achieved, 100% will be paid.  If the maximum goal is achieved, 175% of the target will be paid.

2006-2008 Performance Cycle

Cash

For the 2006–2008 cycle, which was paid out in March 2009, the threshold, target and maximum financial goals were as follows:

	Goals
	Threshold	Target	Maximum
EPS (48%)	$1.190	$1.494	$1.797
Revenue (32%)	$550.3M	$690.9M	$761.7M
Personal Objectives (20%)	1%	100%	100%

In the 2006–2008 cycle, cumulative performance of individual objectives was included in addition to the financial goals noted above.  These objectives, similar to the short-term incentive plan, are weighted at 20% of the total cash award opportunity.  Named Executive Officers can earn between 0% and 100% of their base salary depending on our actual performance and the respective payout opportunities of each of the Named Executive Officers.

Threshold, target, and maximum financial goals were established based on a 15% compounded annual growth rate in earnings per share and revenue over a three-year period. While the earnings per share performance were below the threshold, the revenue goal maximum was exceeded. Personal objectives ratings for each officer were approved by the Committee.

The following awards were made for the 2006–2008 cycle in March 2009:

Named Executive Officer	Award
Short	$298,012
Shreiner	$50,245
Henry	$107,160
Welc	$33,211
Williams	Ms. Williams joined the Company on November 12, 2007 and was not was not eligible to participate in the plan

2007–2009 Performance Cycle

Cash

For the 2007–2009 cycle, which will pay out in March 2010, the threshold, target, and maximum financial goals are as follows:

	Goals
	Threshold	Target	Maximum
EPS (60%)	$.0816	$1.026	$1.235
Revenue (40%)	$744.7M	$935.0M	$1,030.8M

2008–2010 Performance Cycle

Cash (and in the case of Dr. Short, Performance Shares)

For the 2008–2010 plan cycle, which will pay out in March 2011, the threshold, target, and maximum financial goals are as follows:

	Goals
	Threshold	Target	Maximum
EPS (60%)	$1.034	$1.290	$1.543
Revenue (40%)	$865.2M	$1,080.2M	$1,184.8M

Equity

Discretionary Equity Awards

Although stock options are no longer granted as part of the LTIP, the Committee has given the CEO discretionary authority to grant newly-hired executives stock options to purchase up to 10,000 shares of common stock in keeping with the provisions of the Company’s 2006 Equity Incentive Plan.  Each such grant will have an exercise price equal to the closing price of the Company’s shares on the date of grant.  Such grants have a term of 10 years. The stock options vest at a rate of 25% per year over four years.  The Committee has also given the CEO the alternative discretionary authority to grant newly-hired executives up to 1,500 shares of restricted stock.

During 2008, the Committee did not grant any stock options to Named Executive Officers.

In 2008, the Committee granted restricted stock that will vest three years from the grant date.  The Committee believes that time vested awards are more effective in retaining executives.  Equity grants are typically approved at the Committee’s February meeting with the grant date being the Board’s approval date. Awards are based on individual performance, Company performance, and the base salary of each executive.

Neither the Committee nor the Board has ever granted stock options with exercise prices that are less than the closing price of the Company’s stock on the grant dates, nor has it granted equity-based awards which are priced on a date other than the grant date.

Vesting rights cease upon termination of employment except in the case of death, disability or retirement.  Vested options may be exercised within 90 days after termination of employment or within two years after retirement, death, or disability.

Retirement Plans

The Named Executive Officers participate in a 401(k) savings plan which is made available to all employees on the same terms and conditions.  The plan is a tax-qualified retirement savings plan under which the Named Executive Officers, like all employees, can contribute on a pre-tax basis up to certain limits established by the Internal Revenue Service.  We match 50%, up to the first 4%, of the employee’s contribution.  Our matching contributions are vested after one year of service.  Each participant in the plan can choose from a range of investments offered by Schwab Managed Retirement Trust Funds.

Deferred Compensation Plan

The Company has a voluntary nonqualified deferred compensation program under which the Named Executive Officers and other key executives may defer up to 70% of their annual base salary and up to 70% of their annual and long-term cash-based incentive awards.  In addition, if any contributions are made to the qualified 401(k) savings plan that exceed the limitations established by the Internal Revenue Service, participants may have the excess deferred under the nonqualified deferred compensation plan. This plan is discussed in more detail under the narrative for the Nonqualified Deferred Compensation table.

In 2008, Mr. Shreiner was the only Named Executive Officer who participated in the plan.

Other Benefits

Named Executive Officers and other senior executives are covered by the same health, life, and disability plans as our other employees generally.  In addition, Named Executive Officers are entitled to reimbursement for a comprehensive annual executive physical examination.  To help them defray the cost of moving to their place of work, newly recruited out of town executives, like other employees, may be eligible for a pre-tax relocation benefit of between $25,000 and $150,000, depending on their positions in the Company and the anticipated actual cost to them of relocating.  Our relocation policy requires that the relocation benefit be repaid on a sliding scale of between 100% and 33% by the executive if the executive voluntarily resigns within three years of commencement of employment.

Perquisites

We do not provide Named Executive Officers, or other employees, with any perquisites (other than, in the case of certain senior executives, the annual executive physical examination).

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code prevents us from taking a tax deduction for non-performance-based compensation in excess of $1 million in any fiscal year paid to the CEO and the three other most highly compensated Named Executive Officers (excluding the CFO).  We refer to these executives as the “Section 162(m) covered executives.”  In designing our executive compensation program, we carefully consider the effect of Section 162(m) together with other factors relevant to our business needs.  We design annual and long-term incentive awards to be tax deductible to the Company, so long as preserving the tax deduction does not inhibit our ability to achieve our compensation objectives.  We reserve the right to award non-deductible compensation when necessary to achieve our executive compensation objectives.

Severance and Change in Control Compensation Arrangements

In March 2006, we entered into new executive severance and change-in-control agreements with a limited number of executives including Dr. Short, Mr. Shreiner, Ms. Henry, and Ms. Welc. In November 2007, we entered into an agreement with Ms. Williams upon her employment with the Company. In December 2007 we entered into a modified agreement with Dr. Short.  The Committee believes that such arrangements are essential to ensure that we have a competent executive team in place through periods of uncertainty and potential strategic change, and that such arrangements provide needed continuity and successful operation of our business.  Through these arrangements, the Committee also sought to provide an incentive to newly recruited senior executives who, it was believed would not join the organization without them.

The agreement with our CEO, Dr. Short, provides that upon termination of his employment by the Company without cause, or termination by Dr. Short for good reason (such as a material change in salary, responsibilities and authority, or place of work), severance benefits will include: 24 months of salary continuation, the average of his annual STIP bonuses paid with respect to the three fiscal years with the Company ending before his termination, vesting of any time based outstanding equity awards that are scheduled to vest within 6 months, a prorated vesting at the target award level of any outstanding performance stock (using a fraction multiplier with the denominator of 36 and a numerator of the number of months in the performance period which have elapsed at the date of termination), 24 months of continued health benefits, and 12 months of outplacement services.  For termination upon or following a change in control, Dr. Short will receive a lump-sum payment of 2.99 times his then current annual base pay plus the average of his annual STIP bonuses paid with respect to the three fiscal years with the Company ending before his termination, vesting of all outstanding equity awards (performance stock based grants shall be deemed to have been fully performed and performance targets fully met), 24 months of continued health benefits, and 12 months of outplacement services. In addition, Dr. Short will also be entitled to receive an amount equal to his target bonus percentage for the year that the change in control occurs multiplied by his then-current annual salary on the termination date, prorated for the portion of the year during which he was employed by the Company. In either occurrence, Dr. Short shall not be permitted to determine, directly or indirectly, the taxable year of payment.

The agreements for Mr. Shreiner and Ms. Henry provide that, upon termination by the Company without cause, or termination by one of those executives for good reason, severance benefits will include 12 months of salary continuation, payment of the STIP award at target for the year of termination, and 12 months of continued health benefits.  For termination following a change in control, they will receive a lump-sum payment of 1.5 times their then current annual base salary plus an STIP award at target for the year of termination, vesting of all outstanding equity awards, 18 months of continued health benefits, and 12 months of outplacement services.

Mss. Welc and Williams are covered by a severance plan that, upon termination of employment by the Company without cause or termination for good reason, and prior to change in control, provides severance benefits of 12 months salary continuation, an STIP award at target for the year in which the termination occurs and 9 months of continued health benefits. Mss. Welc and Williams also have a termination compensation agreement which provides for the following upon termination following a change in control within 2 years of the transaction date:  a lump-sum cash payment equal to 12 months of her current annual salary plus her target bonus in the year that the change in control occurs, vesting of all outstanding equity awards, 12 months of continued health benefits, and 12 months of outplacement services. Our change in control compensation arrangements use what is called a “double trigger,” in which no compensation is paid unless an executive is terminated without cause or resigns for good reason within two years after a change in control.  This is done to prevent a windfall to the executive upon a change in control that is not followed by a termination without cause or resignation for good reason .

Separately, as identified in the long term incentive plan, in the event of a change in control, the current award targets for Named Executive Officers will be prorated to the date of the change in control based on the target award opportunity using the greater of actual performance at the change in control date or target award level. This provision applies for the three performance periods of 2006-2008, 2007-2009, and 2008-2010.

All of the Named Executive Officers are also entitled to gross-up payments for any excise tax incurred by them under Section 280G of the Internal Revenue Code in connection with any severance or change in control compensation. Dr. Short’s agreement was modified in December 2007 such that any payments by the Company that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, shall be decreased to the greatest amount that could be paid to him that would not give rise to any such excise taxes.

In December 2008, the Company amended its Termination Compensation Agreements, and Severance Plans to comply with Sec 409(a) of the IRS tax code.

These agreements are described in more detail under the section entitled “Potential Payments upon Termination or Change in Control.”

Executive Stock Ownership Guidelines

We do not currently have a policy requiring Named Executive Officers to own defined minimum levels of Company stock. The Committee encourages Named Executive Officers and other senior management executives to acquire and hold shares of Company stock.

Compensation Recovery

The Company is subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002 concerning executive disgorgement of certain compensation and profits if the Company’s financial statements would have to be restated as a result of misconduct.  The Company does not maintain any other policy on disgorgement.

Summary Compensation Table

The table below summarizes the total compensation paid to each of the Named Executive Officers for the fiscal years ended December 31, 2008, 2007, and 2006.

SUMMARY COMPENSATION TABLE

	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
		[i]	ii	iii	iv	[v]	vi
John Short, CEO	2008 2007 2006	$618,958 $590,149 $573,813	$75,000	$609,820	$9,795 $131,886 $334,950	$682,531 $335,938 $334,794	$4,600 $4,902 $4,629	$1,925,704 $1,137,875 $1,248,186
Jay Shreiner, CFO	2008 2007 2006	$363,958 $337,917 $240,096	$50,000	$252,973 $134,359 $46,151	$58,419 $58,240 $44,691	$216,119 $74,321 $53,940	$4,600 $148,639 $1,100	$896,069 $803,476 $385,978
Patricia Henry, Executive VP	2008 2007 2006	$357,625 $344,854 $329,054	$50,000	$243,087 $129,748 $48,515	$3,455 $45,770 $64,287	$319,980 $173,440 $124,520	$4,600 $4,508 $6,729	$928,747 $748,320 $573,105
Mary Pat Welc, SVP	2008 2007 2006	$226,833 $205,531 $199,035	$35,000	$88,624 $53,943 $21,550	$1,561 $14,593 $14,593	$126,111 $89,905 $40,381	$4,600 $4,667 $3,931	$447,729 $403,639 $279,490
Patricia Williams, SVP	2008 2007 2006	$250,000 $24,680		$49,827 $6,804		$90,890	$4,600 $208	$395,317 $31,692

10 The amounts shown above reflect actual amounts received or deferred during 2008, 2007 and 2006.

11 2007 amounts reflect the Committee’s decision to recognize select key executives and managers on a one time basis, for the successful integration and synergy results achieved associated with the July 1, 2006 Symphony Health Services acquisition.

12 Reflects the costs recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007, and 2006 in accordance with SFAS 123(R), excluding estimated forfeitures.  Costs may include amounts from awards granted prior to 2006.  Assumptions used in the calculation of these amounts are included in Note 2 to our audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2009.

13 Reflects the costs recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007, and 2006 in accordance with FAS 123(R), excluding estimated forfeitures.  Costs may include amounts from awards granted prior to 2006.

14Amounts in this column reflect the cash awards to the Named Executive Officers under the short-term incentive plan (STIP) and the long-term incentive plan (LTIP) which are set out below and which are discussed in the Compensation Discussion and Analysis, and in the narrative to the Grants of Plan-Based Awards Table.

	STIP Award	LTIP Award
John Short	2008 $384,519 2007 $152,188 2006 $151,044	$298,012 2006-2008 $183,750 2005-2007 $183,750 2004-2006
Jay Shreiner	2008 $165,874 2007 $74,321 2006 $53,940	$50,245 2006-2008 N/A 2005-2007 N/A 2004-2006
Patricia Henry	2008 $212,820 2007 $128,920 2006 $80,000	$107,160 2006-2008 $44,520 2005-2007 $44,520 2004-2006
Mary Pat Welc	2008 $92,900 2007 $58,747 2006 $40,381	$33,211 2006-2008 $31,158 2005-2007 N/A 2004-2006
Patricia Williams	2008 $90,890	N/A 2006-2008

15 The amounts included in this column represent Company matching contributions under the 401(k) savings plan.  Ms. Henry was reimbursed $2,321 for personal travel expenses during the first two months of 2006 and Mr. Shreiner had $146,706 in relocation earnings in 2007.

The following table sets forth information concerning grants of plan-based awards made during the fiscal year ended December 31, 2008 to the Named Executive Officers:

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Equity Awards
			vii				viii	ix	[x]
John Short	2/5/2008 (STIP)	$105,875	$437,500	$787,500
	1/2/2008				7,148	23,826	41,696	23,826	$1,484,073
Jay Shreiner	2/5/2008(STIP)	$44,165	$182,500	$328,500
	2/5/2008 (LTIP)	$27,375	$91,250	$159,688
	2/5/2008							17,270	$364,915
Patricia Henry	2/5/2008 (STIP)	$43,802	$181,000	$325,800
	2/5/2008 (LTIP)	$26,025	$86,750	$151,813
	2/5/2008							16,420	$346,955
Mary Pat Welc	2/5/2008 (STIP)	$22,748	$94,000	$169,200
	2/5/2008 (LTIP)	$15,525	$51,750	$90,563
	2/5/2008							4,900	$103,537
Patricia Williams	2/5/2008 (STIP)	$24,200	$100,000	$180,000
	2/5/2008 (LITP)	$18,750	$62,500	$109,375

16 In February 2008, the Committee set the year’s threshold, target, and maximum levels for each component of the financial performance goals with corresponding threshold, target, and maximum levels of payout based on the percentage of the goal achieved for both the short-term incentive plan (STIP) and the 3-year cash based long-term incentive plan (LTIP). For the 2008 STIP, if at least 85% of the targeted earnings per share goal were achieved, 30 percent of the target was to be paid. If 100% of the target earnings per share goal was achieved, 100% payout would have been made.  A maximum of 200% of target would have been paid if 120% of the earnings per share goal was achieved.  No payout was to be made if less than 85% of the targeted financial goal was achieved.   With regard to the revenue target, if at least 85% of the targeted goal was achieved, 30% of the payout would have been made. If 100% of the goal was attained, 100% of the payout would have been made. The maximum payout of 200% would have been paid if 110% of the targeted revenue goal was achieved. For the Division level income and revenue performance objectives in Mss. Henry and Welc’s plan the same achievement levels and award payout opportunities are required for an award payout on each respective component.  With regards to performance based individual objectives, the award can range from 0% up to 100% of target. For the three-year LTIP performance cycles (2008-2010, payable in March 2011 and 2007-2009, payable in March 2010), if at least 80% of the targeted earnings per share goal is achieved, then 30% of the target payment will be paid.  If 100% of the target earnings per share goal is achieved, then 100% of the target payment will be made.  A maximum of 175% of target will be paid if 120% of the earnings per share goal is achieved.  No payout is to be made if less than 80% of the targeted financial goal is achieved.  With regard to the revenue target, if at least 80% of the targeted goal is achieved, then 30% of the target payment will be paid.  If 100% of the goal is attained, then 100% of the target payment will be made. The maximum payout of 175% will be made if 110% of the targeted revenue goal is achieved.  The 2006-2008 performance cycle included a performance based individual objectives goal and the award can range form 0% up to 100% of target based on individual results

17 The stock awards presented in this column were granted to Dr. Short pursuant to our LTIP.  Such awards were granted under the Company’s 2006 Equity Incentive Plan.   41,696 represents the maximum number of shares which could vest upon the satisfaction of performance-based conditions for the 2008-2010 performance period.

18 The stock awards presented in this column reflect the number of awards granted for each Named Executive Officer pursuant to our LTIP.  Such awards were granted under the Company’s 2006 Equity Incentive Plan.  All of the shares listed in this column will cliff vest on the third anniversary date of the award.

19 Represents the grant date fair value of all equity awards including the 41,696 shares granted to Dr. Short that are subject to performance-based vesting conditions.

The following table sets forth information concerning outstanding equity awards at December 31, 2008 for our Named Executive Officers:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Name
	(#)	(#)	(#) xi	($)		(#) xii	($)
	15,200			$12.69	1/14/2010	65,522	$993,314
John Short	4,861			$39.50	1/14/2011
	7,000			$25.09	1/14/2012
	6,300			$18.93	1/16/2013
	250,000			$21.58	5/3/2014
Jay Shreiner	15,000		15,000	$19.11	3/27/2016	9,460	$143,414
						16,420	$248,927
						17,270	$261,813
	8,000			$34.00	8/30/2010	8,600	$130,376
	60,000			$22.63	3/6/2012	16,760	$254,082
Patricia Henry	20,000			$19.66	12/16/2013	16,420	$248,927
	4,230			$23.09	10/26/2014
	10,143			$27.99	2/8/2015
	8,857			$27.99	2/8/2015
Mary Pat Welc	10,000			$34.00	8/30/2010	3,820	$57,911
	5,000			$40.00	8/29/2011	6,630	$100,511
	5,000			$22.15	8/28/2012	4,900	$74,284
	4,132			$27.99	2/8/2015
Patricia S. Williams						7,000	$106,120

20 All of the options listed in this column vest at the rate of 25% per year over the first four years of the award’s ten-year term.

21 All stock awards listed in this column were granted pursuant to the LTIP and will vest on the third anniversary of the date of the award. For Dr. Short, 41,696 of his shares are subject to the performance based vesting conditions based on the attainment of performance standards for the 2008-2010 performance period.

The following table sets forth information concerning each exercise of options during the fiscal year ended December 31, 2008 by the Named Executive Officers:

OPTION EXERCISES

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized On Exercise
	(#)	($)
John Short	30,000	$245,237

The following table sets forth information concerning contributions, earnings, and balances under our nonqualified deferred compensation plans for the Named Executive Officer as of December 31, 2008:

NONQUALIFIED DEFERRED COMPENSATION

	Beginning Balance on 1/1/2008	Executive Contributions	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Name
	($)	($)	($)	($)	($)	($)
Jay Shreiner	$0.00	$14,558	$88	-$2,445	$0.00	$12,201

For Mr. Shreiner, no contributions were attributed to a 401(k) refund.  The participant contributions reported above are included in the salary compensation that was already reported in the summary compensation table.  Only registrant contributions and aggregate earnings are additional compensation.

The Company provides a voluntary nonqualified deferred compensation program under which the Named Executive Officers and other key executives may defer up to 70% of their annual base salary and up to 70% of their annual and long-term cash-based incentive awards.  In addition, if any contributions are made to the qualified 401(k) savings plan that exceed the limitations established by the Internal Revenue Service, participants may have the excess deferred under the nonqualified deferred compensation plan.

Each year participants can elect to defer compensation in the plan that is administered for the Company by Schwab Retirement Plan Services Inc. The plan closely reflects the same family of funds that are offered under the qualified 401(k) plan. Participants may elect to invest their money in one or more of the 10 mutual funds that are available under the plan. Participants can also elect to change investment options or transfer existing funds at any time throughout the year. The plan does not offer a guaranteed rate of return fund election – but does provide a money market fund. Deferred compensation account balances appreciate or lose value based on how the selected funds perform.  During the annual enrollment election process participants are provided the opportunity to elect distribution payouts for the covered compensation.  The plan provides for payouts at a future date either while currently employed or upon termination from the Company.  Participants can elect to receive either a lump sum payment or annual installments for up to ten years.

The current plan was adopted effective as of July 1, 2005 to comply with Sec 409(a) of the Internal Revenue Code.  A committee comprised of our CFO and other managers are responsible for administering the plan.  The committee reviews each quarter the performance of the plan and information provided by Schwab Retirement Plan Services Inc.  Prior to 2005, the Company offered a deferred compensation plan which was and continues to be administered by Merrill Lynch Trust Company. None of RehabCare Group, Inc.’s Named Executive Officers participated or have account balances in the previous plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The tables below reflect the amount of compensation that each Named Executive Officer would be entitled to if the conditions to the entitlement to such compensation discussed below had been satisfied on December 31, 2008.  The amounts payable to any Named Executive Officer can only be determined at the time, and based on the actual facts and circumstances of a given Named Executive Officer’s actual separation of employment from the Company.

Name of Participant: John Short	Termination for Good Reason or Without Cause
Type of Payment	Involuntary Termination $	Change in Control $
Salary Continuation	$1,250,000
Annual Incentive	$229,250
Restricted Stock		$993,314
Performance Plan	N/A	$238,400
Welfare Benefits	$9,792	$9,792
Outplacement	$12,000	$12,000
Excise Tax and Gross Up		$2,038,458
Severance Payments		$2,991,708
Total	$1,501,042	$6,283,672

The Company currently has a termination compensation agreement with Dr. Short, our CEO.  Under the agreement, upon termination of employment by Dr. Short for good reason or by the Company without cause prior to a change in control, the Company will continue to pay for a period of 24 months after the termination date monthly payments to Dr. Short equal to one-twelfth of the sum of his then-current annual salary and the average of his annual STIP bonuses paid with respect to the three fiscal years with the Company ending before his termination.  If Dr. Short’s employment is terminated within two years after a change in control by the Company without cause, or by Dr. Short for any reason, he will be entitled to a lump-sum cash payment equal to 2.99 times his then-current annual salary plus 2.99 times an amount determined by multiplying his then-current annual salary on the termination date and the average of his annual STIP bonuses paid with respect to the three fiscal years with the Company ending before his termination.  In addition, Dr. Short will also be entitled to receive an amount equal to his target bonus percentage for the year that the change in control occurs multiplied by his then-current annual salary on the termination date, prorated for the portion of the year during which he was employed by the Company.

With regards to outstanding (or unvested) long-term incentive awards made in 2008, 2007 and 2006, in the event of a change in control, all equity award restrictions lapse and become fully vested (performance stock based grants shall be deemed to have been fully performed and performance targets fully met); and for the cash based plan(s), the award will be prorated to the date of change in control based on the target award opportunity of the incumbent using the greater of actual performance at the change in control date or target award level.

In any of the above-described terminations, Dr. Short will also be entitled to the continuation of his health and welfare benefits for up to two years after the date of termination.  In the case of a pre-change in control termination, all time based vested stock-based awards that would have become exercisable within six months of the termination date will vest and become exercisable as of the termination date and shall remain exercisable in accordance with the original terms of the grant, and any outstanding performance stock will vest on a pro-rated basis at the target award level (using a fraction multiplier with the denominator of 36 and a numerator of the number of months in the performance period which have elapsed at the date of termination).  In the case of a change in control, all unexpired stock-based awards will vest and become fully exercisable as of the date of the change in control and will remain exercisable in accordance with the original terms of the grant.  Dr. Short will also be entitled to executive-level outplacement services by a vendor selected by the Company.

The agreement also contains non-compete and non-solicitation covenants that extend for one year after termination of his employment as well as confidentiality provisions protecting the confidential data and information of the Company.

If the value of the cash payments and the continuation or acceleration of benefits upon termination under any of the termination compensation agreements would subject the executive officer to the payment of a federal excise tax as “excess parachute payments,” the Company will make an additional “gross-up” payment to cover the additional taxes owed by the named executive.  Dr. Short’s agreement was modified in December 2007 such that any payments by the Company that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, shall be decreased to the greatest amount that could be paid to him that would not give rise to any such excise taxes. Dr, Short’s agreement was amended in December 2008 to comply with Sec 409(a) of the Internal Revenue Code.

A change in control transaction, as defined shall mean:

•

The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; or

•

The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company, that together with stock of the Company acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group, constitutes 30% or more of the total voting power of the stock of the Company; or

•

A majority of the members of the Company’s board of directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election; or

•

One person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

“Cause” generally means Dr. Short’s failure to substantially perform his assigned duties or willful misconduct materially injurious to the Company. “Good reason” generally means the assignment of Dr. Short to lesser duties, a reduction in or cancellation of his salary, bonus, compensation or other benefit plans, his relocation to a new metropolitan area, or any breach of the agreement by the Company.

Name of Participant: Jay Shreiner	Termination for Good Reason or Without Cause
Type of Payment	Involuntary Termination $	Change in Control $
Salary Continuation	$365,000
Annual Incentive	$182,500
Restricted Stock		$654,154
Performance Plan	N/A	$85,417
Welfare Benefits	$10,246	$15,370
Outplacement	$12,000	$12,000
Excise Tax and Gross Up
Severance Payments		$1,003,750
Total	$569,746	$1,770,691

Mr. Shreiner has a termination compensation agreement which, upon termination of employment by him for good reason or by the Company without cause prior to change in control, provides that the Company will continue to pay for 12 months after the termination date monthly payments equal to one-twelfth of his then-current salary and target bonus for the year in which the termination occurs. If Mr. Shreiner’s employment is terminated within two years after a change in control by him for good reason or by the Company without cause, he will be entitled to a lump-sum cash payment equal to 1.5 times his then current annual salary plus 1.5 times his target bonus in the year that the change in control occurs.  In addition, Mr. Shreiner will also be entitled to receive an amount equal to his target bonus percentage for the year that the change in control occurs multiplied by his then-current annual salary on the termination date, prorated for the portion of the year during which he was employed by the Company.

With regard to outstanding (or unvested) long-term incentive awards made in 2008, 2007 and 2006, in the event of a change in control, all equity award restrictions lapse and become fully vested; and for the cash based plan, the award will be prorated to the date of change in control based on the target award opportunity of the incumbent using the greater of actual performance at the change in control date or target award level.

In any of the above-described pre-change in control terminations, Mr. Shreiner will also be entitled to the continuation of his health and welfare benefits for up to twelve months after the date of termination.  In the case of a termination after a change in control transaction, Mr. Shreiner will be entitled to the continuation of his health and welfare benefits for up to eighteen months after the date of termination. In either case, Mr. Shreiner will be entitled to executive-level outplacement services by a vendor selected by the Company.

Mr. Shreiner’s agreement also contains non-compete and non-solicitation covenants that extend for one year after termination of the executive officer’s employment as well as confidentiality provisions protecting the confidential data and information of the Company.

If the value of the cash payments and the continuation or acceleration of benefits upon termination under any of the termination compensation agreements would subject Mr. Shreiner to the payment of a federal excise tax as “excess parachute payments,” the Company will make an additional “gross-up” payment to cover the additional taxes owed by the officer.  Mr. Shreiner’s agreement was amended in December 2008 to comply with Sec 409(a) of the IRS tax code.

A change in control transaction, as defined shall mean:

•

The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; or

•

The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company, that together with stock of the Company acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group, constitutes 30% or more of the total voting power of the stock of the Company; or

•

A majority of the members of the Company’s board of directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election; or

•

One person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

“Cause” and “Good Reason” are defined generally in the same manner as in Dr. Short’s agreement.

Name of Participant: Patricia Henry	Termination for Good Reason or Without Cause
Type of Payment	Involuntary Termination $	Change in Control $
Salary Continuation	$362,000
Annual Incentive	$181,000
Restricted Stock		$633,385
Performance Plan	N/A	$141,150
Welfare Benefits	$10,246	$15,370
Outplacement	$12,000	$12,000
Excise Tax and Gross Up		$548,808
Severance Payments		$995,500
Total	$565,246	$2,346,213

Ms. Henry has a termination compensation agreement which, upon termination of employment by her for good reason or by the Company without cause prior to change in control, provides that the Company will continue to pay for 12 months after the termination date monthly payments equal to one-twelfth of the executive’s then-current salary and target bonus for the year in which the termination occurs. If Ms. Henry’s employment is terminated within two years after a change in control by her for good reason or by the Company without cause, she will be entitled to a lump-sum cash payment equal to 1.5 times her then current annual salary plus 1.5 times her target bonus in the year that the change in control occurs.  In addition, Ms. Henry will also be entitled to receive an amount equal to her target bonus percentage for the year that the change in control occurs multiplied by her then-current annual salary on the termination date, prorated for the portion of the year during which she was employed by the Company.

With regards to outstanding (or unvested) long-term incentive awards made in 2008, 2007 and 2006, in the event of a change in control, all equity award restrictions lapse and become fully vested; and for the cash based plan, the award will be prorated to the date of change in control based on the target award opportunity of the incumbent using the greater of actual performance at the change in control date or target award level.

In any of the above-described pre-change in control terminations, Ms. Henry will also be entitled to the continuation of her health and welfare benefits for up to twelve months after the date of termination.  In the case of a termination after a change in control transaction, Ms. Henry will be entitled to the continuation of her health and welfare benefits for up to eighteen months after the date of termination. In either case, Ms. Henry will be entitled to executive-level outplacement services by a vendor selected by the Company.

Ms. Henry’s agreement also contains non-compete and non-solicitation covenants that extend for one year after termination of the executive officer’s employment as well as confidentiality provisions protecting the confidential data and information of the Company.

If the value of the cash payments and the continuation or acceleration of benefits upon termination under any of the termination compensation agreements would subject Ms. Henry to the payment of a federal excise tax as “excess parachute payments,” the Company will make an additional “gross-up” payment to cover the additional taxes owed by the officer. Ms. Henry’s agreement was amended in December 2008 to comply with Sec 409(a) of the IRS tax code.

A change in control transaction, as defined shall mean:

•

The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; or

•

The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company, that together with stock of the Company acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group, constitutes 30% or more of the total voting power of the stock of the Company; or

•

A majority of the members of the Company’s board of directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election; or

•

One person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

“Cause” and “Good Reason” are defined generally in the same manner as in Dr. Short’s agreement.

Name of Participant: Mary Pat Welc	Termination for Good Reason or Without Cause
Type of Payment	Involuntary Termination $	Change in Control $
Salary Continuation	$235,000
Annual Incentive	$94,000
Restricted Stock		$232,706
Performance Plan	N/A	$50,575
Welfare Benefits	$10,246	$10,246
Outplacement	$12,000	$12,000
Excise Tax and Gross Up
Severance Payments		$423,000
Total	$351,246	$728,527

Ms. Welc is covered by a severance plan for Company Senior Vice Presidents which, upon termination of employment by her for good reason or by the Company without cause prior to change in control, provides that the Company will continue to pay for 12 months after the termination date monthly payments equal to one-twelfth of her then-current salary and target bonus for the year in which the termination occurs.

Ms. Welc has a termination compensation agreement which, if her employment is terminated within two years after a change in control by the executive for good reason or by the Company without cause, she will be entitled to a lump-sum cash payment equal to 1.0 times her then-current annual salary plus 1.0 times her target bonus in the year that the change in control occurs.  In addition, Ms. Welc will also be entitled to receive an amount equal to her target bonus percentage for the year that the change in control occurs multiplied by her then-current annual salary on the termination date, prorated for the portion of the year during which she was employed by the Company.

With regards to outstanding (or unvested) long-term incentive awards made in 2008, 2007 and 2006, in the event of a change in control, all equity award restrictions lapse and become fully vested; and for the cash based plan, the award will be prorated to the date of change in control based on the target award opportunity of the incumbent using the greater of actual performance at the change in control date or target award level.

In any of the above-described pre-change in control terminations, Ms. Welc will also be entitled to the continuation of her health and welfare benefits for up to twelve months after the date of termination.  In the case of a termination after a change in control transaction, Ms. Welc will be entitled to the continuation of her health and welfare benefits for up to twelve months after the date of termination. Under either plan, Ms. Welc will be entitled to executive-level outplacement services by a vendor selected by the Company.

Both the severance plan and the termination compensation agreement contain non-compete and non-solicitation covenants that extend for one year after termination of the executive officer’s employment as well as confidentiality provisions protecting the confidential data and information of the Company.

If the value of the cash payments and the continuation or acceleration of benefits upon termination under any of the termination compensation agreements would subject Ms. Welc to the payment of a federal excise tax as “excess parachute payments,” the Company will make an additional “gross-up” payment to cover the additional taxes owed by the officer. Ms. Welc’s agreement was amended in December 2008 to comply with Sec 409(a) of the IRS tax code.

A change in control transaction, as defined shall mean:

•

The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; or

•

The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company, that together with stock of the Company acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group, constitutes 30% or more of the total voting power of the stock of the Company; or

•

A majority of the members of the Company’s board of directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election; or

•

One person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

“Cause” and “Good Reason” are defined generally in the same manner as in Dr. Short’s agreement.

Name of Participant: Patricia Williams	Termination for Good Reason or Without Cause
Type of Payment	Involuntary Termination $	Change in Control $
Salary Continuation	$250,000
Annual Incentive	$100,000
Restricted Stock		$106,120
Performance Plan	n/a	$20,833
Welfare Benefits	$14,649	$14,649
Outplacement	$12,000	$12,000
Excise Tax and Gross Up
Severance Payments		$450,000
Total	$376,649	$603,602

Ms. Williams is covered by a severance plan for Company Senior Vice Presidents which, upon termination of employment by her for good reason or by the Company without cause prior to change in control, provides that the Company will continue to pay for 12 months after the termination date monthly payments equal to one-twelfth of her then-current salary and target bonus for the year in which the termination occurs.

Ms. Williams has a termination compensation agreement which, if her employment is terminated within two years after a change in control by the executive for good reason or by the Company without cause, she will be entitled to a lump-sum cash payment equal to 1.0 times her then-current annual salary plus 1.0 times her target bonus in the year that the change in control occurs.  In addition, Ms. Williams will also be entitled to receive an amount equal to her target bonus percentage for the year that the change in control occurs multiplied by her then-current annual salary on the termination date, prorated for the portion of the year during which she was employed by the Company.

With regards to outstanding (or unvested) long-term incentive awards made in 2008, and 2007, in the event of a change in control, all equity award restrictions lapse and become fully vested; and for the cash based plan, the award will be prorated to the date of change in control based on the target award opportunity of the incumbent using the greater of actual performance at the change in control date or target award level.

In any of the above-described pre-change in control terminations, Ms. Williams will also be entitled to the continuation of her health and welfare benefits for up to twelve months after the date of termination.  In the case of a termination after a change in control transaction, Ms. Williams will be entitled to the continuation of her health and welfare benefits for up to twelve months after the date of termination. Under either plan, Ms. Williams will be entitled to executive-level outplacement services by a vendor selected by the Company.

Both the severance plan and the termination compensation agreement contain non-compete and non-solicitation covenants that extend for one year after termination of the executive officer’s employment as well as confidentiality provisions protecting the confidential data and information of the Company.

If the value of the cash payments and the continuation or acceleration of benefits upon termination under any of the termination compensation agreements would subject Ms. Williams’s to the payment of a federal excise tax as “excess parachute payments,” the Company will make an additional “gross-up” payment to cover the additional taxes owed by the officer. Ms. Williams’s agreement was amended in December 2008 to comply with Sec 409(a) of the IRS tax code.

A change in control transaction, as defined shall mean:

•

The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; or

•

The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company, that together with stock of the Company acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group, constitutes 30% or more of the total voting power of the stock of the Company; or

•

A majority of the members of the Company’s board of directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election; or

•

One person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

“Cause” and “Good Reason” are defined generally in the same manner as in Dr. Short’s agreement.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards	Total
	($) xxii	($)xxiii	($)
Colleen Conway-Welch	$50,000	$120,741	$170,741
Anthony S. Piszel	$55,000	$120,741	$175,741
Suzan L. Rayner	$40,000	$120,741	$160,741
Harry E. Rich	$80,000	$120,741	$200,741
Christopher T. Hjelm	$40,000	$120,741	$160,741
Larry Warren	$40,000	$120,741	$160,741
Theodore M. Wight	$55,000	$120,741	$175,741

22 2008, each non-executive director received an annual cash retainer of $40,000. Harry E. Rich, as the non-executive Chairman of the Board, received an additional annual cash retainer of $40,000 for the additional time, effort, service, and assistance that such role entails.   Anthony S. Piszel, as the chair of the Audit Committee, received an additional annual cash retainer of $15,000 for the additional time, effort, service, and assistance that such role entails. Theodore Wight, as the chair of the Compensation and Nominating/Corporate Governance Committee, and Colleen Conway-Welch, as the chair of the Compliance Committee, each received an additional annual cash retainer of $10,000 for the additional time, effort, service, and assistance that those roles entail.  Mr. Wight also received $5,000 for five site visits.

23 The Dollar amount shown in this column reflects the costs recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R), excluding estimated forfeitures.  The grant date fair value of restricted stock awards granted to directors in 2008 was as follows:   Colleen Conway-Welch - $122,550; Anthony S. Piszel - $122,550; Suzan L. Rayner - $122,550; Harry E. Rich - $122,550; Larry Warren - $122,550; Theodore Wight - $122,550; and Christopher T. Hjelm - $122,550.

In October of 2006, the Board and the Company’s management conferred with the Company’s independent consultant, Hewitt Associates, as well as the Compensation and Nominating/Corporate Governance Committee’s independent consultant, Frederic W. Cook, to help ensure that the level, structure, and amount of compensation paid to the Company’s directors is fair, reasonable, and competitive.  Director compensation and all relevant market and benchmark data was considered by the committee and then approved by the full Board. Prior to these pay changes the compensation levels had remained constant since 2003.

Certain Relationships and Related Transactions

The Compensation and Nominating/Corporate Governance Committee is responsible for reviewing and approving or rejecting all proposed related party transactions.  In doing so, the Committee is guided by the terms and provisions of our (i) Corporate Governance Guidelines, (ii) Code of Business Conduct and Organizational Ethics, (iii) Code of Conduct for Senior Executives and Financial Officers, and (iv) Compliance Plan.  The Committee seeks to ensure that any transaction between the Company and a related party is made at arm’s length, avoids even the appearance of any impropriety, and is commercially fair and reasonable to the Company.

On September 1, 2006, the Company and 55JS, Ltd., a company that is owned and controlled by the Company’s CEO, Dr. Short, entered into a Non-Continuous Dry Lease Agreement relative to a Learjet 35 (the “Aircraft”) owned by 55JS.  Pursuant to the terms of the agreement, the Aircraft (without a flight crew) is made available by 55JS to us for air transportation consistent with all requirements of the Federal Aviation Regulations.  The agreement requires that we reimburse 55JS for all variable operating expenses incurred when the Aircraft is used on Company business.  The agreement provides that we shall reimburse 55JS for a pro rated share of the fixed ownership expenses of 55JS.  The agreement further provides that, in no event, shall 55JS be entitled to total reimbursement in excess of an amount that equals the average market cost of three charter operators in the St. Louis region for the same type of aircraft based on the same number of flight hours.  The agreement superseded a previous agreement that was in effect between the parties prior to September 1, 2006.  During 2008, we purchased air transportation services from 55JS at an approximate cost of $510,000.

Mary Wilkes, who lives in the same household as our CEO, Dr. Short, is Executive Managing Director of our CareNexus division, which was acquired from Dr. Short in 2003.  In such capacity, Ms. Wilkes is responsible for seeking new consulting engagements and working on such engagements.  In 2008, Ms. Wilkes earned total compensation of $372,181, which is comprised of regular earnings in the amount of $344,981, and bonus payments in the amount of $27,200.

PROPOSAL II

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2009 and the Board of Directors is asking for ratification of this appointment.  Although we are not required to seek stockholder ratification of our independent registered public accounting firm because the Audit Committee is required under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC to have responsibility for the appointment of our independent registered public accountants, this proposal is put before you in order to seek your views on this important corporate matter.  If you do not ratify the appointment, the Audit Committee will take the matter under advisement.  We anticipate that representatives of KPMG LLP will attend the annual meeting.  Such representatives will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements and review of financial statements included in Form 10-Q, and fees billed for other services rendered by KPMG LLP for the fiscal years shown.

	Fiscal Year Ended December 31, 2008	Fiscal Year Ended December 31, 2007

Audit Fees xxiv	$ 819,300	$ 724,800
Audit-Related Feesxxv	88,972	116,112
Tax Fees xxvi	--	4,735
All Other Fees xxvii	--	--
Total	$ 908,272	$ 845,647

24 Audit Fees consist of fees for professional services rendered for the audit of our financial statements included in our Form 10-K during the years ended December 31, 2008 and 2007, review of our Form 10-Qs and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagement.

25Audit related fees consist of fees rendered for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees”. This category includes fees related primarily to an audit of our employee benefit plans for 2008 and 2007 and the audit of separate entity financial statements for one of our subsidiaries for 2008 and 2007.

26 Tax Fees consist of fees rendered for professional services for federal and state tax compliance and tax consulting and advice.  For 2007, all tax fees were paid for tax consulting and advisory services.

27 All Other Fees consist of fees for products and services other than the services reported above.

Our Audit Committee has established a policy requiring the approval of all audit engagement fees and terms and the pre-approval of all non-audit services provided to us by KPMG LLP.  The policy prohibits the Audit Committee from delegating to management the Committee’s responsibility to pre-approve permitted services of our independent auditor.

For fiscal years 2008 and 2007, the Audit Committee pre-approved all of the fees for services covered under the captions “Audit Fees,” “Audit Related Fees,” “Tax Fees,” and “All Other Fees.”

Prior to retaining KPMG LLP to provide any non-audit services, the Audit Committee considered whether KPMG LLP’s provision of all these services was compatible with maintaining the independence of KPMG LLP and determined that the provision of these services would not interfere with KPMG LLP’s independence.

The affirmative vote of a majority of the shares of our common stock voting in person or by proxy at the annual meeting is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Our Board of Directors recommends a vote “FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

REPORT OF THE AUDIT COMMITTEE

Duties and Responsibilities

The primary function of the Audit Committee is oversight of our financial reporting process on behalf of our Board of Directors. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the maintenance of appropriate accounting and financial reporting practices and policies and internal controls and procedures designed to provide reasonable assurances that the Company is in compliance with applicable accounting standards, laws and regulations.  The Company’s independent registered public accounting firm, KPMG LLP, are responsible for planning and performing a proper audit of the Company’s annual financial statements and performing reviews of the Company’s quarterly financial statements prior to the filing of each of these reports with the Securities and Exchange Commission.

The officers and employees of the Company who are responsible for the financial management of the Company and the independent registered public accountants have more time, knowledge and detailed information regarding the Company and its financial information than do the Committee members.  Consequently, in carrying out our responsibilities, the Committee is not providing any expert or special assurances as to the Company’s financial statements or any professional certification as to the independent registered public accountants’ work.  Each member of the Committee is entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which he receives information and (ii) the accuracy of the financial and other information provided to the Committee by such persons and organizations, absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements and management's report on the effectiveness of our internal control over financial reporting in our Annual Report on Form 10-K with management. In connection with its review of the financial statements, the Committee discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.  Our independent registered public accountants are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles and on management's report on the effectiveness of our internal control over financial reporting.  The Audit Committee has the sole authority and responsibility to select, appoint, evaluate and, where appropriate, replace the independent registered public accountants. The Audit Committee also oversees the performance of the Company's internal audit function.

Disclosure Policy

We adopted a Corporate Disclosure Policy effective October 25, 2004, and we amended it on March 3, 2006.  This policy covers all employees and Board members of the Company as to completeness and accuracy of disclosures made in public filings and as required under FD of the SEC.

Charter

The Audit Committee operates pursuant to a charter, which was approved and adopted by the Board of Directors first on May 10, 2000, and which was amended on August 27, 2003, July 27, 2004 and October 30, 2006.  The charter and our performance are reassessed annually by our members.  The Audit Committee charter can be found on our website at www.rehabcare.com, under the "For Our Investors" section, and is available to any stockholder who requests it.

Independence and Qualification of Members

Our Board of Directors has determined that each of the members of the Audit Committee is independent within the meaning of the listing standards of the New York Stock Exchange and SEC Rule 10A-3, and that each of the Committee members possesses the financial qualifications required of Audit Committee members under the Exchange Act. Our Board has determined Anthony S. Piszel meets the SEC's requirements for, and has designated him as, our Audit Committee financial expert.

Independence of Registered Public Accountants from Management

The Committee meets with the independent registered public accountants, with and without management present, to discuss the scope and plans for the audit, results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Committee reviewed with the independent registered public accountants the acceptability of our accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including, but not limited to, those matters required to be discussed under Statement on Auditing Standards No. 61, as amended, (Communication With Audit Committees), and as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Committee has received from the independent registered public accountants the written disclosure and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communications regarding independence. In connection with this disclosure, the Committee has discussed with the independent registered public accountants the accountants’ independence from management and us.

We discussed with KPMG LLP their independence from the Company and management and considered the auditor's independence for all audit and non-audit services performed. We meet privately with the independent registered public accountants, have the sole authority to retain and dismiss the independent registered public accountants and periodically review their performance and independence from management.  The independent registered public accountants have unrestricted access and report directly to the Committee.  The Audit Committee has sole authority to approve all audit engagement fees and terms and pre-approve all non-audit services.

We have the authority to conduct any investigation we deem appropriate in fulfilling our responsibilities and have the ability to retain, at the Company's expense, any legal, accounting or other consultants we deem necessary in the performance of our duties without the prior approval of the full Board of Directors.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Annual Evaluation of Members

We annually evaluate the performance of the Committee and its members and report our conclusions to the Board of Directors.  No Audit Committee member serves on the Audit Committee of more than two other public companies.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

ANTHONY S. PISZEL    HARRY E. RICH    CHRISTOPHER T. HJELM

PROPOSALS OF STOCKHOLDERS

Proposals of stockholders and nominations for directors intended to be presented at the 2010 annual meeting of stockholders must be received by our corporate secretary, 7733 Forsyth Boulevard, Suite 2300, St. Louis, Missouri 63105, by no later than December 15, 2009, for consideration for inclusion in the proxy statement and proxy card for that meeting. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy card in accordance with regulations governing the solicitation of proxies.  Stockholder proposals and nominations for directors that do not appear in the proxy statement may be considered at the 2010 annual meeting of stockholders only if written notice of the proposal is received by us by no earlier than January 29, 2010 and not later than February 28, 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than 10% of our outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the reports furnished to us and written representations from our directors and executive officers, we believe that our directors and executive officers complied with all applicable Section 16(a) filing requirements during the year ended December 31, 2008.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

Our 2008 annual report to stockholders, including our 2008 Form 10-K (which is not part of our proxy soliciting materials) is being mailed with this proxy statement to those stockholders that received a paper copy of this proxy statement by mail.  For those stockholders that received a Notice of Internet Availability of Proxy Materials, this proxy statement, our 2008 annual report and our 2008 Form 10-K are available on our website at www.rehabcare.com.  Upon request by a stockholder to the telephone number or address listed below, we will furnish a copy of any or all exhibits to the 2008 Form 10-K.

HOUSEHOLDING OF MATERIALS

We have adopted a procedure called “householding,” which has been approved by the SEC.  Under this procedure, we will deliver only one copy of our Notice of Internet Availability of Proxy Materials, and for those stockholders who received a paper copy of proxy materials in the mail, one copy of our 2008 annual report and this proxy statement. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of the proxy materials in the mail.

Our 2008 annual report and this proxy statement are available on our website at www.rehabcare.com .  If you received the Notice only and would like to receive a paper copy of current  meeting materials or make elections for future materials please follow the instructions provided on the Notice.

A number of brokerage firms have instituted householding.  If you hold your shares in “street name,” please contact your bank, broker or other nominee to request information about householding .

OTHER MATTERS

As of the date of this proxy statement, our Board of Directors does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the annual meeting other than those specifically referred to herein. If, however, any other matters should properly come before the annual meeting, it is the intention of the persons named as proxies to vote the shares represented by proxy cards granting such proxies discretionary authority to vote on such other matters in accordance with their judgment as to our best interest on such matters.

Patricia S. Williams

Senior Vice President, General Counsel &

Corporate Secretary

March 25, 2009

PROXY AND NOTICE

	Purchase
	Order
7600 Grant St.	Job
Burr Ridge, IL 60527
	Job #:	3741
	Purchase Order #:	14663
Vendor:	CDS #:	20880
EDF Electronic Data Filing Inc. - Edgar	P.O.	3/18/2009
E3 filings - Edar
	Ship To Client:
	Computershare
	Scott Swaney
	7600 Grant Street
Order Date
3/18/2009	Burr Ridge	IL 60527-7275

Product Name	Supertop #	Quantity	Cost	DateRequired
Edgar HTML	50.00	$0.00	3/19/2009
Description
RehabCare Group - Edgar -HTML
please convert the attached files to an Edgar ready file.
CIK -- 000812191
CCC - zy$fprj2

Wednesday, March 18, 2009	Page 1 of 1

Using a black ink pen, mark your votes with an X as shown in	☒
this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card	______	______	______
IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

 A  Proposal 1 — Election of Directors (for term expiring in 2010)

The Board of Directors has proposed and recommends a vote “FOR” the following:

	For	Withhold		For	Withhold		For	Withhold
01 - Colleen Conway-Welch, Ph.D.	☐	☐	02 - Christopher T. Hjelm	☐	☐	03 - Anthony S. Piszel, CPA	☐	☐
04 -Suzan L. Rayner, MD	☐	☐	05 - Harry E. Rich	☐	☐	06 - John H. Short, Ph.D.	☐	☐
07 - Larry Warren	☐	☐	08 - Theodore M. Wight	☐	☐

 B  Proposal 2 — Ratification of Independent Registered Public Accounting Firm

The Board of Directors has proposed and recommends a vote “FOR” the following:

	For	Against	Abstain
Ratification of the appointment of KPMG LLP as RehabCare’s independent registered public accounting firm for the fiscal year ending December 31, 2009.	☐	☐	☐	The proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof in such manner as said proxies shall determine in their sole discretion.

 C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your shares are registered. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — RehabCare Group, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby nominates, constitutes and appoints John H. Short, Ph.D. and Patricia S. Williams (or such other person as is designated by the Board of Directors of RehabCare Group, Inc. (“RehabCare”)) (the “Proxies”), or either of them, with full power to act alone, true and lawful attorney(s), with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote as designated on the reverse side all of the shares of common stock, $0.01 par value, of RehabCare entitled to be voted by the undersigned at the Annual Meeting of Stockholders to be held on May 5, 2009 and at any adjournments or postponements thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” all the named nominees for director and “FOR” the ratification of the appointment of KPMG, LLP as RehabCare’s independent registered public accounting firm for the fiscal year ended December 31, 2009.

The undersigned acknowledges receipt of the 2008 Annual Report to Stockholders and the Notice of Annual Meeting and the Proxy Statement. Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.

(SEE REVERSE SIDE TO VOTE)